Exhibit 10.1
FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) dated June 23, 2023 and effective July 1, 2023 (the “Effective Date”), is entered into by and between Privia Health, LLC (“Company”), Parth Mehrotra (“Executive”) and for purposes of Exhibit B, Privia Health Group, Inc. (“PHG”). Each of Company, PHG and Executive may be referred to individually herein as a “Party” or, collectively, as the “Parties.”

RECITALS:

    WHEREAS, the Company and Executive previously entered into that certain Executive Employment Agreement dated as of January 1, 2018, as amended by that certain First Amendment to the Executive Employment Agreement and Non-Qualified Stock Option Plan Agreement(s) effective April 1, 2020, that certain Second Amendment to Executive Employment Agreement effective April 16, 2021 and that certain Third Amendment to Executive Employment Agreement dated August 10, 2022 (collectively, the “Agreement”);

    WHEREAS, the Company desires to promote Executive to the role of Chief Executive Officer of the Company, effective as of the Effective Date; and

WHEREAS, the Company and Executive desire to amend the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements of the Parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto as agree as follows:

1.Amendment to Section 2. Section 2 (Services) of the Agreement is hereby deleted and replaced in its entirety as follows:

“Effective as of the Effective Date, Executive shall be employed as the Company’s Chief Executive Officer on a full-time equivalency (“FTE”) and shall report to the board of directors of PHG (the “Board”). Executive shall have the duties of a chief executive officer of a company comparable to Company or as may reasonably be requested by the Board (collectively, the “Services”).”

2.Amendment to Section 5 – Cause Definition. Clause (vii) of the “Cause” definition in Section 5 (Term and Termination) of the Agreement is hereby deleted and replaced in its entirety as follows:

“(vii) Executive’s willful failure to comply with a reasonable, valid, and legal written directive of the Board;”

3.Amendment to Section 6 – First Paragraph. The following is added as the second sentence of the first paragraph of Section 6 (Salary and Benefits) (and, for the avoidance of doubt, Exhibit A shall hereby be deemed to be amended to reflect the below):

“Effective as of the Effective Date, Executive’s base salary shall be $600,000 per annum (the “Base Salary”).”

4.Amendment to Section 6 – First Paragraph. The following is added following the fourth sentence of the first paragraph of Section 6 of the Agreement (and, for the avoidance of doubt, Exhibit A shall hereby be deemed to be amended to reflect the below):

Exhibit 10.1
“In addition to Base Salary, Executive shall be eligible to receive the Additional Salary based upon Company performance and other criteria for each such calendar year as determined by the Board. Executive’s target Additional Salary opportunity for each calendar year that ends during the term of Executive’s employment shall equal one hundred percent (100%) of the Base Salary then in effect. The amount of the Additional Salary actually paid shall depend on the extent to which the performance goals, set annually by the Board, are achieved or exceeded. Executive must be employed by the Company on the date of payment to be entitled to receive any Additional Salary in respect of the applicable calendar year, with such payment occurring at the same time that annual bonuses are paid to the Company’s other senior executives. The Additional Salary shall be subject to applicable tax withholdings and other permitted deductions.

In addition, on or as soon as reasonably practicable following the Effective Date, Executive will be entitled to receive the equity awards set forth on Exhibit B, subject to approval by the Board.”

5.Amendment to Section 15. Section 15 of the Agreement is hereby deleted and replaced in its entirety as follows:

“Executive agrees that he will devote his entire working time, attention, and energies to the business of the Company and shall not, directly or indirectly, either individually or as a director, officer, partner, consultant, owner, employee, agent, stockholder of greater than 5%, or in any other capacity engage in any other business activity outside of the Company without the express written permission of the Board. The Company acknowledges that Executive, as of the date of signing of this Agreement, serves on the board of Combe, Inc., a consumer products company located in White Plains, NY and the board of Virtue Lab, a subsidiary of Combe, Inc., which is located in Raleigh, NC. For the avoidance of doubt, the Company acknowledges that Executive’s engagement with either Combe, Inc. or Virtue Lab does not breach any terms of this Agreement.”

6.Amendment to Section 16. The second sentence of Section 16 (Business Opportunities) of the Agreement is hereby deleted and replaced in its entirety as follows:

“Executive agrees that he shall promptly disclose, in writing, to the Board any business opportunities reasonably related to the business of Company that he reasonably believes Company might reasonably consider evaluating or pursuing.”

7.Entire Agreement. Except as expressly modified hereby or as specifically provided herein, the Agreement shall remain in full force and effect following the date hereof pursuant to its current terms. This Amendment, together with the Agreement (as modified hereby), represent the entire agreement with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof, including, without limitation, that certain Transition Term Sheet entered into by Executive and PHG, effective April 11, 2023. This Amendment and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their successors (including successors by merger, consolidation, sale or similar transaction, permitted assigns, executors, administrators, personal representatives, heirs and distributees); provided that Executive may not assign any of his rights or delegate any of his duties or obligations hereunder without the prior written consent of the Company.

8.Defined Terms. Capitalized terms which are used in this Amendment but are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Exhibit 10.1
9.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws provisions thereof.

10.No Breach. The Parties hereby acknowledge and agree that the change set forth in in this Amendment (a) are voluntary, (b) do not constitute a breach of the Agreement, and (c) do not constitute Good Reason under the Agreement.

11.Ratification of Agreement. Except as expressly modified or amended by this Amendment, all provisions of the Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect.

12.Counterparts. This Amendment maybe executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

[signature page follows]
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Exhibit 10.1
IN WITNESS WHEREOF, the Company and Executive have freely and voluntarily executed this Agreement as of the date set forth above.

EXECUTIVE
/s/ Parth Mehrotra
Parth Mehrotra

PRIVIA HEALTH, LLC

By:	/s/ Thomas Bartrum
Title:	Corporate Secretary; EVP & General Counsel

PRIVIA HEALTH GROUP, INC.

By:	/s/ Thomas Bartrum
Title:	Corporate Secretary; EVP & General Counsel
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